Exhibit 99.1

LIVE OAK BANCSHARES, INC. REPORTS THIRD QUARTER 2019 RESULTS

Wilmington, NC, October 23, 2019 - Live Oak Bancshares, Inc. (Nasdaq: LOB) (“Live Oak” or “the Company”) today reported third quarter net earnings available to common shareholders of $3.9 million, or $0.09 per diluted share, compared to $14.3 million, or $0.34 per diluted share, for the third quarter of 2018.

“We continued to build franchise value through our portfolio of earning assets and exited the third quarter of 2019 with recurring revenue growth of 26% compared to the prior year.  Supporting this recurring revenue trend, our loan and lease originations totaled $562 million for the third quarter, a 49% increase from a year ago.  In addition to our core banking activities, we maintained our focus on changing the infrastructure of the financial industry to deliver more compelling products and services through technological innovation,” said James S. Mahan, III, Chief Executive Officer of Live Oak.

Third Quarter 2019 Key Measures

(Dollars in thousands, except per share data)			Increase (Decrease)
	Q3 2019	Q3 2018	Dollars	Percent	Q2 2019
Net interest income and servicing revenues	$44,362	$35,230	$9,132	26%	$40,998
Net income	3,895	14,252	(10,357)	(73)	4,935
Diluted earnings per share	0.09	0.34	(0.25)	(74)	0.12
Non-GAAP net income (1)	4,169	16,562	(12,393)	(75)	5,664
Non-GAAP diluted earnings per share (1)	0.10	0.40	(0.30)	(75)	0.14
Loan and lease production:
Loans and leases originated	$562,259	$377,337	$184,922	49%	$525,088
% Fully funded	51.3%	48.2%	n/a	n/a	42.9%
Total loans and leases	$3,345,048	$2,277,812	$1,067,236	47%	$3,083,310
Total assets	4,603,697	3,444,757	1,158,940	34	4,274,301
Total deposits	4,019,267	2,924,288	1,094,979	37	3,721,597

(1)	See accompanying GAAP to Non-GAAP Reconciliation.

Loans and Leases

At September 30, 2019, the total loan and lease portfolio of $3.35 billion increased 46.9% from its level at the end of the third quarter of 2018 and 8.5% from its level at June 30, 2019.  Compared to the second quarter of 2019, loans and leases held for investment increased $216.5 million, or 9.7%, to $2.44 billion while loans held for sale increased $45.3 million, or 5.3%, to $903.1 million. Loan and lease originations rose to $562.3 million during the third quarter of 2019, an increase of $37.2 million, or 7.1%, from the second quarter of 2019, due to increased production across multiple industry verticals.  Origination volumes also benefited from the ongoing selective hiring of experienced SBA lending generalists along with the ongoing diversification of lending activities.  For the first nine months of 2019, total loan and lease originations reached $1.48 billion.  The total loan and lease portfolio at September 30, 2019, and June 30, 2019, of $3.35 billion and $3.08 billion, respectively, was comprised of approximately 54.7% and 57.0% of unguaranteed loans and leases, respectively.

Average loans and leases were $3.22 billion during the third quarter of 2019 compared to $2.93 billion during the second quarter of 2019.

Deposits

Total deposits increased by $297.7 million, or 8.0%, to $4.02 billion at September 30, 2019, from $3.72 billion at June 30, 2019, supporting the growing loan and lease portfolio. Average total interest-bearing deposits for the third quarter of 2019 increased $302.4 million, or 8.6%, to $3.83 billion, compared to $3.53 billion for the second quarter of 2019. The ratio of average total loans and leases to average deposits was 83.1% for the third quarter of 2019, compared to 81.8% for the second quarter of 2019.

Net Interest Income

Net interest income for the third quarter of 2019 rose to $37.5 million compared to $27.7 million for the third quarter of 2018 and $33.9 million for the second quarter of 2019. The increase from the prior year was driven by the significant growth in the combined held for sale and held for investment loan and lease portfolios reflecting the Company's ongoing initiative to grow recurring revenue sources.  Another contributing factor was higher investment security holdings as the Company strives to strengthen its liquidity profile while improving the asset-liability repricing mix.  The increase from the second quarter of 2019 arose from higher average balances in the loans and lease portfolio.  The net interest margin for the third quarter of 2019 increased four basis points to 3.74% versus 3.70% in the second quarter of 2019 as the increasing yields on interest earning assets outpaced the increase in the average cost of interest bearing liabilities.

Noninterest Income

Noninterest income for the third quarter of 2019 decreased by $5.7 million, or 23.4%, compared to the third quarter of 2018, and increased by $3.9 million, or 26.7%, compared to the second quarter of 2019.  The Company’s strategic decision to retain a greater portion of its loans to improve interest income with the consequent reduction in the level of loan sales and related gains was a major factor in the decline from the third quarter of 2018.

The Company’s net gains on sales of loans decreased to $7.4 million in the third quarter of 2019 compared to $22.0 million in the third quarter of 2018 and increased from $6.0 million in the second quarter of 2019.  The volume of guaranteed loan sales in the third quarter of 2019 declined to $100.5 million compared to $298.1 million in the third quarter of 2018 and increased from $71.9 million in the second quarter of 2019. As mentioned above, the decline in loan sale volumes from the prior year is consistent with the Company’s strategic decision to build its recurring revenue streams by holding substantially more of its production on balance sheet.  The average net gain on guaranteed loan sales was $80.5 thousand per million sold in the third quarter of 2019, an increase from $71.8 thousand in the third quarter of 2018 and from $80.1 thousand in the second quarter of 2019. The average net gain on guaranteed loan sales for the third quarter of 2019 was influenced by $1.5 million in fair value net losses in exchange-traded interest rate lock commitments compared to $770 thousand in fair value net gains during the third quarter of 2018. Excluding fair value fluctuations in exchange-traded interest rate lock commitments, the average net gain on guaranteed loan sales was $95.0 thousand and $69.2 thousand per million sold in the third quarters of 2019 and 2018, respectively, and $93.7 thousand per million sold in the second quarter of 2019.

The net loss resulting from the revaluation of the servicing asset declined to $859 thousand for the third quarter of 2019, an improvement of $8.5 million compared to the third quarter of 2018 which was driven by improving market conditions, such as increased premiums, and increased by $456 thousand compared to the second quarter of 2019.

The flow-through loss from investments accounted for under the equity method totaled $2.4 million, $360 thousand, and $1.7 million for the quarters ended September 30, 2019, September 30, 2018, and June 30, 2019, respectively.  These changes reflect the Company’s pro-rata portion of operating results for certain strategic start-up investments.

Equity security investment net gains totaled $3.3 million for the third quarter of 2019 compared to $39 thousand in the third quarter of 2018 and $32 thousand in the second quarter of 2019. The increase in the third quarter of 2019 was driven by observable fair market value changes in orderly transactions of underlying equity security instruments.  The Company’s equity security portfolio is largely comprised of investments in strategic start-ups.

Noninterest Expense

Noninterest expense for the third quarter of 2019 was $42.7 million, an increase from $41.2 million for the third quarter of 2018 and from $39.6 million for the second quarter of 2019.

The $1.5 million, or 3.6% increase in noninterest expense from the third quarter of 2018 was primarily driven by increases in salaries and employee benefits, professional services expense, and loan related expenses.  Salaries and employee benefits expenses increased by $2.2 million to $22.7 million for the third quarter of 2019 from $20.6 million for the third quarter of 2018 due to the expansion of the workforce to support a variety of initiatives by the Company.  Professional services expenses increased by $845 thousand from the third quarter of 2018 to $2.1 million for the third quarter of 2019 principally due to expenses incurred in relation to the Company’s investment in Apiture and Canapi Advisors, LLC.  Other loan origination and maintenance expenses increased by $1.8 million to $3.5 million for the third quarter of 2019 compared to $1.7 million for the third quarter of 2018 due principally to expenses associated with the repurchase of certain guaranteed loans in the portfolio during the third quarter of 2019 along with increases in the ongoing guarantee fees arising from holding a higher volume of loans on balance sheet. The increase in noninterest expense from the third quarter of 2018 was mitigated by decreases in FDIC insurance of $1.0 million due to lower required premiums combined with a one-time impairment expense in the third quarter of 2018 of $2.7 million on goodwill and other intangibles associated with the sale of Reltco, Inc.

Compared to the second quarter of 2019, the $3.2 million or 8.0% increase in noninterest expense was principally comprised of data processing expense which increased $1.1 million related largely to system development and other loan origination and maintenance expense which increased by $1.8 million as described above.

Asset Quality

Net charge-offs of $2.3 million in the third quarter of 2019 increased from $526 thousand in the second quarter of 2019 and decreased $46 thousand compared to the third quarter of 2018.  Net charge-offs as a percentage of average held for investment loans and leases, annualized, for the quarter ended September 30, 2019, was 0.39% compared to 0.10% for the second quarter of 2019 and 0.57% for the third quarter of 2018.

Total nonperforming loans and leases increased to $80.8 million in the third quarter of 2019 from $65.5 million at the end of the second quarter of 2019.  The unguaranteed exposure of nonperforming loans and leases increased slightly to $19.8 million, or 0.81% of total loans and leases held for investment, at September 30, 2019, compared to $18.4 million, or 0.82%, at June 30, 2019.  For the quarters ended September 30, 2019 and June 30, 2019, the percentage of unguaranteed criticized and classified loans and leases, comprised of risk grades 5 through 8, to unguaranteed held for investment loans and leases was 6.62% and 5.27%, respectively.

Foreclosed assets decreased $342 thousand to $5.7 million at September 30, 2019, from $6.0 million at June 30, 2019.  The unguaranteed exposure of foreclosed assets decreased to $1.1 million at September 30, 2019, from $1.2 million at June 30, 2019.

Provision for Loan and Lease Losses

The provision for loan and lease losses for the third quarter of 2019 totaled $7.2 million compared to a negative provision of $243 thousand for the third quarter of 2018 and provision expense of $3.5 million for the second quarter of 2019.  The increase in provision expense was largely the result of continued significant portfolio growth combined with increases in net charge-offs and criticized and classified loans and leases for the third quarter of 2019.

The allowance for loan and lease losses totaled $42.9 million at September 30, 2019, compared to $38.0 million at June 30, 2019. The allowance for loan and lease losses as a percentage of total loans and leases held for investment was 1.76% and 1.71% at September 30, 2019, and June 30, 2019, respectively.

Income Tax

Income tax expense was $2.4 million in the third quarter of 2019 compared to an income tax benefit of $3.2 million in the third quarter of 2018 and income tax expense of $662 thousand in the second quarter of 2019.  The Company’s effective tax rate is influenced by the leasing of renewable energy assets which generate investment tax credits.  The significant increase in the effective tax rate for the third quarter of 2019 compared to the preceding quarter is the result of forecasted changes, largely comprised of a reduction in the targeted solar panel leasing activity for the remainder of the year.

Shareholders’ Equity

During the third quarter of 2019, 624,716 shares of Class B common stock (non-voting) were converted to Class A common stock (voting) under a private sale. The conversion decreased the value of Class B common stock (non-voting) and increased the value of Class A common stock (voting) by $6.6 million.

Conference Call

Live Oak will host a conference call to discuss quarterly results at 9:00 a.m. ET tomorrow morning (October 24, 2019). Media representatives, analysts and the public are invited to listen to this discussion by calling (844) 743-2494 (domestic) or (661) 378-9528 (international) with conference ID 5573497. A live webcast of the conference call along with presentation materials referenced during the conference call will be available on the Investor Relations page of the Company’s website at http://investor.liveoakbank.com. A replay of the webcast will be archived on the Company's website for one year.  A replay of the conference call will also be available until 5:00 p.m. ET October 31, 2019 and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international).

CFO Commentary

Additional commentary on the quarter by Brett Caines, Chief Financial Officer of the Company, is available at http://investor.liveoakbank.com in the supporting materials for the conference call.

Important Note Regarding Forward-Looking Statements

Statements in this press release that are based on other than historical data or that express the Company’s plans or expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties, and actual results may differ materially from those presented, either expressed or implied, in this press release. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include changes in Small Business Administration (“SBA”) rules, regulations or loan products, including the Section 7(a) program, changes in SBA standard operating procedures or changes in Live Oak Banking Company's status as an SBA Preferred Lender; changes in rules, regulations or procedures for other government loan programs, including those of the United States Department of Agriculture; a reduction in or the termination of the Company's ability to use the technology-based platform that is critical to the success of its business model, including a failure in or a breach of operational or security systems; competition from other lenders; the Company's ability to attract and retain key personnel; market and economic conditions and the associated impact on the Company; operational, liquidity and credit risks associated with the Company's business; the impact of heightened regulatory scrutiny of financial products and services and the Company's ability to comply with regulatory requirements and expectations; and the other factors discussed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov). Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

About Live Oak Bancshares, Inc.

Live Oak Bancshares, Inc. (Nasdaq: LOB) is a financial holding company and the parent company of Live Oak Banking Company.  Live Oak Bancshares and its subsidiaries partner with businesses that have a common focus of changing the banking industry by bringing efficiency and excellence to customers using technology and innovation.

Contacts:

Brett Caines | CFO | Investor Relations | 910.796.1645 & Micah Davis | Marketing Director | Media Relations | 910.550.2255

Live Oak Bancshares, Inc.

Quarterly Statements of Income (unaudited)

(Dollars in thousands, except per share data)

	Three months ended
	3Q 2019	2Q 2019	1Q 2019	4Q 2018	3Q 2018
Interest income
Loans and fees on loans	$55,939	$49,914	$44,966	$40,628	$37,724
Investment securities, taxable	4,001	4,116	3,317	2,558	2,528
Other interest earning assets	1,167	1,108	1,639	1,568	1,638
Total interest income	61,107	55,138	49,922	44,754	41,890
Interest expense
Deposits	23,576	21,203	19,317	15,959	14,165
Borrowings	—	—	—	—	1
Total interest expense	23,576	21,203	19,317	15,959	14,166
Net interest income	37,531	33,935	30,605	28,795	27,724
Provision for (recovery of) loan and leases losses	7,160	3,463	2,742	6,822	(243)
Net interest income after provision for loan and lease losses	30,371	30,472	27,863	21,973	27,967
Noninterest income
Loan servicing revenue	6,831	7,063	7,410	7,752	7,506
Loan servicing asset revaluation	(859)	(403)	(2,246)	(627)	(9,380)
Net gains on sales of loans	7,425	6,015	4,198	5,687	22,004
Equity method investments income (loss)	(2,370)	(1,736)	(2,014)	1,011	(360)
Equity security investments gains (losses), net	3,346	32	103	79	39
Gain on sale of investment securities available-for-sale	87	—	5	—	—
Lease income	2,361	2,369	2,325	2,244	2,194
Construction supervision fee income	360	386	779	323	578
Title insurance income	—	—	—	—	479
Other noninterest income	1,447	975	2,467	1,596	1,271
Total noninterest income	18,628	14,701	13,027	18,065	24,331
Noninterest expense
Salaries and employee benefits	22,717	21,990	21,855	14,503	20,553
Travel expense	1,934	1,541	1,200	3,269	2,003
Professional services expense	2,073	1,621	2,182	1,233	1,228
Advertising and marketing expense	1,277	1,665	1,364	1,023	1,462
Occupancy expense	2,131	1,848	1,609	1,738	1,588
Data processing expense	3,072	1,947	2,399	2,606	3,661
Equipment expense	4,361	4,239	3,325	3,630	3,649
Other loan origination and maintenance expense	3,535	1,708	1,639	1,482	1,742
Renewable energy tax credit investment impairment	—	602	—	—	—
FDIC insurance	101	699	635	547	1,105
Title insurance closing services expense	—	—	—	—	114
Impairment expense on goodwill and other intangibles, net	—	—	—	—	2,680
Other expense	1,536	1,716	1,993	2,527	1,459
Total noninterest expense	42,737	39,576	38,201	32,558	41,244
Income before taxes	6,262	5,597	2,689	7,480	11,054
Income tax expense (benefit)	2,367	662	317	(3,010)	(3,198)
Net income	$3,895	$4,935	$2,372	$10,490	$14,252
Earnings per share
Basic	$0.10	$0.12	$0.06	$0.26	$0.36
Diluted	$0.09	$0.12	$0.06	$0.26	$0.34
Weighted average shares outstanding
Basic	40,240,740	40,196,662	40,160,118	40,148,115	40,119,561
Diluted	41,113,575	40,998,541	40,921,823	41,075,864	41,688,430

Live Oak Bancshares, Inc.

Quarterly Balance Sheets (unaudited)

(Dollars in thousands)

	As of the quarter ended
	3Q 2019	2Q 2019	1Q 2019	4Q 2018	3Q 2018
Assets
Cash and due from banks	$159,527	$115,292	$221,159	$316,823	$368,565
Federal funds sold	88,919	68,153	64,708	—	—
Certificates of deposit with other banks	7,250	7,250	7,250	7,250	750
Investment securities available-for-sale	570,795	576,275	569,739	380,490	374,284
Loans held for sale	903,095	857,837	772,481	687,393	646,475
Loans and leases held for investment	2,441,953	2,225,473	2,002,124	1,843,419	1,631,337
Allowance for loan and lease losses	(42,944)	(38,048)	(35,111)	(32,434)	(26,797)
Net loans and leases	2,399,009	2,187,425	1,967,013	1,810,985	1,604,540
Premises and equipment, net	280,942	281,126	271,810	262,524	263,861
Foreclosed assets	5,702	6,044	1,374	1,094	1,429
Servicing assets	37,583	41,687	44,324	47,641	49,261
Operating lease right-of-use assets	1,890	1,996	2,136	—	—
Other assets	148,985	131,216	136,053	156,249	135,592
Total assets	$4,603,697	$4,274,301	$4,058,047	$3,670,449	$3,444,757
Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest-bearing	$56,373	$55,416	$53,843	$53,993	$48,622
Interest-bearing	3,962,894	3,666,181	3,474,562	3,095,590	2,875,666
Total deposits	4,019,267	3,721,597	3,528,405	3,149,583	2,924,288
Short term borrowings	1,295	1,345	1,393	1,441	—
Long term borrowings	15	16	17	16	1,506
Operating lease liabilities	2,041	2,162	2,314	—	—
Other liabilities	52,860	30,195	25,538	25,849	41,733
Total liabilities	4,075,478	3,755,315	3,557,667	3,176,889	2,967,527
Shareholders’ equity
Preferred stock, no par value, 1,000,000 shares authorized, none issued or outstanding	—	—	—	—	—
Class A common stock (voting)	294,773	284,987	281,994	278,945	276,831
Class B common stock (non-voting)	42,553	49,168	49,168	49,168	49,168
Retained earnings	174,641	171,954	168,225	167,124	157,839
Accumulated other comprehensive income (loss)	16,252	12,877	993	(1,677)	(6,608)
Total equity	528,219	518,986	500,380	493,560	477,230
Total liabilities and shareholders’ equity	$4,603,697	$4,274,301	$4,058,047	$3,670,449	$3,444,757

Live Oak Bancshares, Inc.

Statements of Income (unaudited)

(Dollars in thousands, except per share data)

	Nine Months Ended
	September 30, 2019	September 30, 2018
Interest income
Loans and fees on loans	$150,819	$106,682
Investment securities, taxable	11,434	6,175
Other interest earning assets	3,914	5,032
Total interest income	166,167	117,889
Interest expense
Deposits	64,096	38,510
Borrowings	—	131
Total interest expense	64,096	38,641
Net interest income	102,071	79,248
Provision for loan and lease losses	13,365	6,236
Net interest income after provision for loan and lease losses	88,706	73,012
Noninterest income
Loan servicing revenue	21,304	21,369
Loan servicing asset revaluation	(3,508)	(18,138)
Net gains on sales of loans	17,638	69,483
Equity method investments income (loss)	(6,120)	(1,397)
Equity security investments gains (losses), net	3,481	134
Gain on sale of investment securities available-for-sale	92	—
Lease income	7,055	5,722
Construction supervision fee income	1,525	1,954
Title insurance income	—	2,775
Other noninterest income	4,889	3,798
Total noninterest income	46,356	85,700
Noninterest expense
Salaries and employee benefits	66,562	62,908
Travel expense	4,675	5,887
Professional services expense	5,876	3,645
Advertising and marketing expense	4,306	4,992
Occupancy expense	5,588	5,327
Data processing expense	7,418	9,404
Equipment expense	11,925	10,094
Other loan origination and maintenance expense	6,882	4,485
Renewable energy tax credit investment impairment	602	—
FDIC insurance	1,435	2,687
Title insurance closing services expense	—	912
Impairment expense on goodwill and other intangibles, net	—	2,680
Other expense	5,245	7,125
Total noninterest expense	120,514	120,146
Income before taxes	14,548	38,566
Income tax expense (benefit)	3,346	(2,392)
Net income	$11,202	$40,958
Earnings per share
Basic	$0.28	$1.02
Diluted	$0.27	$0.98
Weighted average shares outstanding
Basic	40,199,468	40,025,265
Diluted	41,011,608	41,586,987

Live Oak Bancshares, Inc.

Quarterly Selected Financial Data

(Dollars in thousands, except per share data)

	As of and for the three months ended
	3Q 2019	2Q 2019	1Q 2019	4Q 2018	3Q 2018
Income Statement Data
Net income	$3,895	$4,935	$2,372	$10,490	$14,252
Per Common Share
Net income, basic	$0.10	$0.12	$0.06	$0.26	$0.36
Net income, diluted	0.09	0.12	0.06	0.26	0.34
Dividends declared	0.03	0.03	0.03	0.03	0.03
Book value	13.12	12.90	12.45	12.29	11.89
Tangible book value (1)	13.12	12.90	12.45	12.29	11.89
Performance Ratios
Return on average assets (annualized)	0.35%	0.48%	0.25%	1.20%	1.65%
Return on average equity (annualized)	2.94	3.85	1.88	8.64	12.08
Net interest margin	3.74	3.70	3.63	3.72	3.61
Efficiency ratio (1)	76.22	81.37	87.56	69.48	79.23
Noninterest income to total revenue	33.07	30.23	29.85	38.55	46.74
Selected Loan Metrics
Loans and leases originated	$562,259	$525,088	$390,851	$498,987	$377,337
Guaranteed loans sold	100,498	71,934	62,940	104,646	298,073
Average net gain on sale of guaranteed loans	80.51	80.12	61.30	59.83	71.81
Adjusted average net gain on sale of guaranteed loans (2)	94.98	93.74	89.04	77.42	69.23
Outstanding balance of sold loans serviced:
Guaranteed	2,802,073	2,870,108	2,952,774	3,045,460	3,102,820
Unguaranteed	211,095	183,991	179,307	174,066	170,784
Total	3,013,168	3,054,099	3,132,081	3,219,526	3,273,604
Asset Quality Ratios
Allowance for loan losses to loans and leases held for investment	1.76%	1.71%	1.75%	1.76%	1.64%
Net charge-offs	$2,264	$526	$65	$1,185	$2,310
Net charge-offs to average loans and leases held for investment (3)	0.39%	0.10%	0.01%	0.28%	0.57%
Nonperforming loans and leases	$80,757	$65,473	$70,692	$57,690	$52,709
Foreclosed assets	5,702	6,044	1,374	1,094	1,429
Nonperforming loans and leases (unguaranteed exposure)	19,817	18,352	20,186	14,488	12,897
Foreclosed assets (unguaranteed exposure)	1,142	1,228	170	148	158
Nonperforming loans and leases not guaranteed by the SBA and foreclosures	$20,959	$19,580	$20,356	$14,636	$13,055
Nonperforming loans and leases and foreclosures, not guaranteed by the SBA, to total assets	0.46%	0.46%	0.50%	0.40%	0.38%
Capital Ratios
Common equity tier 1 capital (to risk-weighted assets)	15.22%	15.94%	16.68%	17.10%	17.88%
Total capital (to risk-weighted assets)	16.47	17.19	17.92	18.28	18.93
Tier 1 risk based capital (to risk-weighted assets)	15.22	15.94	16.68	17.10	17.88
Tier 1 leverage capital (to average assets)	11.12	11.77	12.34	13.40	13.21

Notes to Quarterly Selected Financial Data

(1)  See accompanying GAAP to Non-GAAP Reconciliation.

(2)  Excludes fair value gain/loss on exchange-traded interest rate lock commitments.

(3)  Quarterly net charge-offs as a percentage of quarterly average loans and leases held for investment, annualized.

Live Oak Bancshares, Inc.

Quarterly Average Balances and Net Interest Margin

(Dollars in thousands)

	Three Months Ended September 30, 2019			Three months ended June 30, 2019
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest earning assets:
Federal funds sold and interest earning balances in other banks	$205,342	$1,167	2.25%	$184,986	$1,108	2.40%
Investment securities	554,871	4,001	2.86	566,159	4,116	2.92
Loans held for sale	910,837	15,982	6.96	839,724	14,333	6.85
Loans and leases held for investment (1)	2,313,615	39,957	6.85	2,089,225	35,581	6.83
Total interest earning assets	3,984,665	61,107	6.08	3,680,094	55,138	6.01
Less: allowance for loan and lease losses	(37,995)			(35,124)
Non-interest earning assets	501,369			474,706
Total assets	$4,448,039			$4,119,676
Interest bearing liabilities:
Interest bearing checking	$—	$—	—%	$—	$—	—%
Savings	1,036,858	5,501	2.10	989,512	5,235	2.12
Money market accounts	91,813	179	0.77	85,982	161	0.75
Certificates of deposit	2,701,350	17,896	2.63	2,452,159	15,807	2.59
Total interest bearing deposits	3,830,021	23,576	2.44	3,527,653	21,203	2.41
Other borrowings	1,359	—	—	1,409	—	—
Total interest bearing liabilities	3,831,380	23,576	2.44	3,529,062	21,203	2.41
Non-interest bearing deposits	51,781			51,643
Non-interest bearing liabilities	35,654			26,580
Shareholders' equity	529,224			512,391
Total liabilities and shareholders' equity	$4,448,039			$4,119,676
Net interest income and interest rate spread		$37,531	3.64%		$33,935	3.60%
Net interest margin			3.74			3.70
Ratio of average interest-earning assets to average interest-bearing liabilities			104.00%			104.28%

(1)Average loan and lease balances include non-accruing loans.

Live Oak Bancshares, Inc.

GAAP to Non-GAAP Reconciliation

(Dollars in thousands)

	As of and for the three months ended
	3Q 2019	2Q 2019	1Q 2019	4Q 2018	3Q 2018
Total shareholders’ equity	$528,219	$518,986	$500,380	$493,560	$477,230
Less:
Goodwill	—	—	—	—	—
Other intangible assets	—	—	—	—	—
Tangible shareholders’ equity (a)	$528,219	$518,986	$500,380	$493,560	$477,230
Shares outstanding (c)	40,272,908	40,220,916	40,175,079	40,155,792	40,140,417
Total assets	$4,603,697	$4,274,301	$4,058,047	$3,670,449	$3,444,757
Less:
Goodwill	—	—	—	—	—
Other intangible assets	—	—	—	—	—
Tangible assets (b)	$4,603,697	$4,274,301	$4,058,047	$3,670,449	$3,444,757
Tangible shareholders’ equity to tangible assets (a/b)	11.47%	12.14%	12.33%	13.45%	13.85%
Tangible book value per share (a/c)	$13.12	$12.90	$12.45	$12.29	$11.89
Efficiency ratio:
Noninterest expense (d)	$42,737	$39,576	$38,201	$32,558	$41,244
Net interest income	37,531	33,935	30,605	28,795	27,724
Noninterest income	18,628	14,701	13,027	18,065	24,331
Less: gain on sale of securities	87	—	5	—	—
Adjusted operating revenue (e)	$56,072	$48,636	$43,627	$46,860	$52,055
Efficiency ratio (d/e)	76.22%	81.37%	87.56%	69.48%	79.23%

Live Oak Bancshares, Inc.

GAAP to Non-GAAP Reconciliation (Continued)

(Dollars in thousands)

	Three Months Ended			Nine Months Ended
	3Q 2019	2Q 2019	3Q 2018	3Q 2019	3Q 2018
Reconciliation of net income to non-GAAP net income for non-routine income and expenses:
Net income	$3,895	$4,935	$14,252	$11,202	$40,958
Gain on sale of aircraft	—	—	—	(357)	—
Stock based compensation expense for restricted stock awards with an effective grant date of May 24, 2016, as discussed in Note 10 of our March 31, 2016 Form 10-Q	360	357	360	1,069	1,069
Impairment expense on goodwill and other intangibles, net	—	—	2,680	—	2,680
Renewable energy tax credit investment impairment	—	602	—	602	—
Income tax effects and adjustments for non-GAAP items *	(86)	(230)	(730)	(315)	(900)
Non-GAAP net income	$4,169	$5,664	$16,562	$12,201	$43,807
* Estimated at 24.0%
Non-GAAP earnings per share:
Basic	$0.10	$0.14	$0.41	$0.30	$1.09
Diluted	$0.10	$0.14	$0.40	$0.30	$1.05
Weighted-average shares outstanding:
Basic	40,240,740	40,196,662	40,119,561	40,199,468	40,025,265
Diluted	41,113,575	40,998,541	41,688,430	41,011,608	41,586,987
Reconciliation of financial statement line items as reported to adjusted for non-routine income and expenses:
Noninterest income, as reported	$18,628	$14,701	$24,331	$46,356	$85,700
Gain on sale of aircraft	—	—	—	(357)	—
Noninterest income, as adjusted	$18,628	$14,701	$24,331	$45,999	$85,700
Noninterest expense, as reported	$42,737	$39,576	$41,244	$120,514	$120,146
Stock based compensation expense	(360)	(357)	(360)	(1,069)	(1,069)
Impairment expense on goodwill and other intangibles, net	—	—	(2,680)	—	(2,680)
Renewable energy tax credit investment impairment	—	(602)	—	(602)	—
Noninterest expense, as adjusted	$42,377	$38,617	$38,204	$118,843	$116,397
Income before taxes, as reported	$6,262	$5,597	$11,054	$14,548	$38,566
Gain on sale of aircraft	—	—	—	(357)	—
Stock based compensation expense	360	357	360	1,069	1,069
Impairment expense on goodwill and other intangibles, net	—	—	2,680	—	2,680
Renewable energy tax credit investment impairment	—	602	—	602	—
Income before taxes, as adjusted	$6,622	$6,556	$14,094	$15,862	$42,315
Income tax expense, as reported	$2,367	$662	$(3,198)	$3,346	$(2,392)
Income tax effects and adjustments for non-recurring income and expenses	86	230	730	315	900
Income tax expense, as adjusted	$2,453	$892	$(2,468)	$3,661	$(1,492)

This press release presents the non-GAAP financial measures previously shown. The adjustments to reconcile from the applicable GAAP financial measure to the non-GAAP financial measures are included where applicable in financial results presented in accordance with GAAP. The Company considers these adjustments to be relevant to ongoing operating results. The Company believes that excluding the amounts associated with these adjustments to present the non-GAAP financial measures provides a meaningful base for period-to-period comparisons, which will assist regulators, investors, and analysts in analyzing the operating results or financial position of the Company. The non-GAAP financial measures are used by management to assess the performance of the Company’s business for presentations of Company performance to investors, and for other reasons as may be requested by investors and analysts. The Company further believes that presenting the non-GAAP financial measures will permit investors and analysts to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although non-GAAP financial measures are frequently used by shareholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.